Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Brian C. Beh, President and Chief Compliance Officer of The Roxbury Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant for the period ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/30/2013	/s/ Brian C. Beh
Brian C. Beh, President and Chief Compliance Officer (principal executive officer)

I, Brooke Clements, Treasurer of The Roxbury Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant for the period ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/30/2013	/s/ Brooke Clements
Brooke Clements, Treasurer (principal financial officer)

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, amended, and 18 U.S.C. Section 1350 and is not being filed as part of the report with the Commission.